Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Jodi Sorensen

Adobe Systems Incorporated

408-536-2084

jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Q1 FY2012 Financial Results

SAN JOSE, Calif. — Mar. 19, 2012 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its first quarter of fiscal year 2012 ended March 2, 2012.

First Quarter Financial Highlights

•                  Revenue in Q1 FY2012 was $1.045 billion, which included $9.6 million of revenue from the acquisition of Efficient Frontier which closed in January 2012.

•                  Diluted earnings per share were $0.37 on a GAAP-basis, and $0.57 on a non-GAAP basis.

•                  Operating income was $289.0 million and net income was $185.2 million on a GAAP-basis.  Operating income was $386.7 million and net income was $284.5 million on a non-GAAP basis.

•                  Deferred revenue grew by $17.3 million quarter-over-quarter to a total of $549.0 million.

•                  Cash flow from operations was $314.4 million.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Executive Quotes

“Our strategy is to be the leader in Digital Media and Digital Marketing.  With the upcoming release of our Creative Suite and Creative Cloud offerings, and with the momentum we have in Digital Marketing, we remain confident about our ability to drive strong revenue and earnings growth,” said Shantanu Narayen, president and CEO of Adobe.

“We delivered solid earnings in Q1, achieved revenue within our targeted range and began to build excitement for our upcoming creative product release,” said Mark Garrett, executive vice president and CFO of Adobe.  “We are raising our fiscal year revenue and non-GAAP earnings growth targets due to the addition of Efficient Frontier.”

Financial Outlook

For the second quarter of fiscal 2012, Adobe is targeting revenue of $1.090 billion to $1.140 billion.  On a diluted earnings per share basis, the company is targeting a range of $0.37 to $0.43 on a GAAP basis, and $0.57 to $0.61 on a non-GAAP basis.

Adobe is targeting its Q2 share count to be between 502 million and 504 million shares, and it is targeting non-operating expense between $19 million and $21 million.  Adobe’s tax rate is expected to be approximately 23.5 percent on a GAAP basis and 22.5 percent on a non-GAAP basis.

For fiscal year 2012, Adobe adjusted its annual financial targets due to the acquisition of Efficient Frontier.  The company increased its annual revenue growth target to a range of six to eight percent, versus its prior target range of four to six percent.  Adobe also adjusted its diluted earnings per share target range to $1.63 to $1.73 on a GAAP basis, and $2.38 to $2.48 on a non-GAAP basis.

A reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, non-operating expense, tax rate, share count, earnings per share and the success of upcoming product releases, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, increasing regulatory focus on privacy issues, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, Adobe’s ability to comply with new laws and regulations globally, and costs associated with such compliance, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, and impairment of Adobe’s investment portfolio due to deterioration of the capital markets. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended March 2, 2012, which Adobe expects to file later in March 2012. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2012 Adobe Systems Incorporated. All rights reserved.  Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income

(In thousands, except per share data; unaudited)

	Three Months Ended
	March 2, 2012	March 4, 2011

Revenue:
Products	$808,521	$842,689
Subscription	146,230	106,171
Services and support	90,469	78,846
Total revenue	1,045,220	1,027,706

Cost of revenue:
Products	25,668	30,717
Subscription	48,780	47,878
Services and support	33,817	29,044
Total cost of revenue	108,265	107,639

Gross profit	936,955	920,067

Operating expenses:
Research and development	177,728	178,400
Sales and marketing	358,963	328,078
General and administrative	102,681	100,979
Restructuring charges	(2,825)	41
Amortization of purchased intangibles	11,429	10,235
Total operating expenses	647,976	617,733

Operating income	288,979	302,334

Non-operating income (expense):
Interest and other income (expense), net	(2,785)	(817)
Interest expense	(16,838)	(17,020)
Investment gains (losses), net	1,021	1,590
Total non-operating income (expense), net	(18,602)	(16,247)
Income before income taxes	270,377	286,087
Provision for income taxes	85,168	51,496
Net income	$185,209	$234,591
Basic net income per share	$0.37	$0.47
Shares used to compute basic net income per share	494,016	504,134
Diluted net income per share	$0.37	$0.46
Shares used to compute diluted net income per share	500,378	511,345

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	March 2,	December 2,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$801,263	$989,500
Short-term investments	1,964,855	1,922,192
Trade receivables, net of allowances for doubtful accounts of $15,296 and $15,080, respectively	512,211	634,373
Deferred income taxes	77,514	91,963
Prepaid expenses and other current assets	149,812	133,423
Total current assets	3,505,655	3,771,451

Property and equipment, net	549,780	527,828
Goodwill	4,138,077	3,849,217
Purchased and other intangibles, net	637,825	545,526
Investment in lease receivable	207,239	207,239
Other assets	94,132	89,922
Total assets	$9,132,708	$8,991,183

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$70,100	$86,660
Accrued expenses	476,140	554,941
Capital lease obligations	9,318	9,212
Accrued restructuring	36,370	80,930
Income taxes payable	30,549	42,634
Deferred revenue	492,545	476,402
Total current liabilities	1,115,022	1,250,779

Long-term liabilities:
Debt and capital lease obligations	1,502,893	1,505,096
Deferred revenue	56,419	55,303
Accrued restructuring	12,803	7,449
Income taxes payable	150,137	156,958
Deferred income taxes	254,193	181,602
Other liabilities	54,939	50,883
Total liabilities	3,146,406	3,208,070

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,821,712	2,753,896
Retained earnings	6,497,070	6,528,735
Accumulated other comprehensive income	46,748	29,950
Treasury stock, at cost (104,906 and 109,294 shares, respectively), net of re-issuances	(3,379,289)	(3,529,529)
Total stockholders’ equity	5,986,302	5,783,113
Total liabilities and stockholders’ equity	$9,132,708	$8,991,183

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	March 2, 2012	March 4, 2011
Cash flows from operating activities:
Net income	$185,209	$234,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	69,861	66,286
Stock-based compensation expense	61,151	70,992
Unrealized investment gains	(3,168)	(1,330)
Changes in deferred revenue	16,739	13,721
Changes in other operating assets and liabilities	(15,429)	(52,158)

Net cash provided by operating activities	314,363	332,102

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(32,418)	(23,374)
Purchases of property and equipment	(51,088)	(32,421)
Purchases of long-term investments, intangibles and other assets, net	(1,017)	(2,758)
Business acquisitions, net of cash	(353,184)	(36,572)

Net cash used for investing activities	(437,707)	(95,125)

Cash flows from financing activities:
Purchases of treasury stock	(80,000)	(125,000)
Re-issuance of treasury stock	13,366	40,651
Repayment of debt and capital lease obligations	(2,264)	(2,169)
Debt issuance costs	(2,297)	—
Excess tax benefits from stock-based compensation	2,670	—

Net cash used for financing activities	(68,525)	(86,518)

Effect of exchange rate changes on cash and cash equivalents	3,632	(194)
Net (decrease) increase in cash and cash equivalents	(188,237)	150,265
Cash and cash equivalents at beginning of period	989,500	749,891
Cash and cash equivalents at end of period	$801,263	$900,156

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	March 2, 2012	March 4, 2011	December 2, 2011

Operating income:

GAAP operating income	$288,979	$302,334	$246,131
Stock-based and deferred compensation expense	72,633	71,614	75,450
Restructuring and other charges	(2,825)	41	94,502
Amortization of purchased intangibles	27,864	26,086	28,444
Non-GAAP operating income	$386,651	$400,075	$444,527

Net income:

GAAP net income	$185,209	$234,591	$173,719
Stock-based and deferred compensation expense	72,633	71,614	75,450
Restructuring and other charges	(2,825)	41	94,502
Amortization of purchased intangibles	27,864	26,086	28,444
Investment (gains) losses	(1,021)	(1,590)	(5,174)
Income tax adjustments	2,647	(32,596)	(34,347)
Non-GAAP net income	$284,507	$298,146	$332,594

Diluted net income per share:

GAAP diluted net income per share	$0.37	$0.46	$0.35
Stock-based and deferred compensation expense	0.15	0.14	0.15
Restructuring and other charges	(0.01)	—	0.19
Amortization of purchased intangibles	0.06	0.05	0.06
Investment (gain) loss	—	—	(0.01)
Income tax adjustments	—	(0.07)	(0.07)
Non-GAAP diluted net income per share	$0.57	$0.58	$0.67

Shares used in computing diluted net income per share	500,378	511,345	496,288

Non-GAAP Results (continued)

(In thousands, except percentages)

	Three Months Ended
	March 2, 2012	March 4, 2011	December 2, 2011

Operating expenses:

GAAP operating expenses	$647,976	$617,733	$789,651
Stock-based and deferred compensation expense	(68,102)	(67,931)	(71,435)
Restructuring and other charges	2,825	(41)	(94,502)
Amortization of purchased intangibles	(11,429)	(10,235)	(11,830)
Non-GAAP operating expenses	$571,270	$539,526	$611,884

Three Months Ended
March 2, 2012
Effective income tax rate:

GAAP effective income tax rate	31.5%
One-time charge related to acquisition	(9.0)
Non-GAAP effective income tax rate	22.5%

Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show Adobe’s second quarter and fiscal year 2012 GAAP financial targets reconciled to non-GAAP financial targets included in this release.

	Second Quarter Fiscal 2012
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.37	$0.43
Stock-based and deferred compensation expense	0.18	0.16
Restructuring charges	0.01	0.01
Amortization of purchased intangibles	0.06	0.06
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted net income per share	$0.57	$0.61

Shares used to compute diluted net income per share	504.0	502.0

	Fiscal 2012
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$1.63	$1.73
Stock-based and deferred compensation expense	0.65	0.64
Amortization of purchased intangibles	0.24	0.24
Income tax adjustments	(0.14)	(0.13)
Non-GAAP diluted net income per share	$2.38	$2.48

Shares used to compute diluted net income per share	504.0	502.0

Three Months Ended
June 1, 2012
Effective income tax rate:

GAAP effective income tax rate	23.5%
Stock-based and deferred compensation expense	(1.0)
Non-GAAP effective income tax rate	22.5%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.